AMENDMENT TO STOCK REPURCHASE AGREEMENT

         This agreement is to amend certain provisions of the certain Stock Repurchase Agreement dated November 9, 2001 (the "Stock Repurchase Agreement"), by and between Young Innovations, Inc., a Missouri corporation (the "Company") and George E. Richmond ("Shareholder"). Terms used herein but not defined herein shall have the meanings ascribed to such terms as set forth in the Stock Repurchase Agreement.

         The reference to May 8, 2003 set forth in Section 4.1 of the Stock Repurchase Agreement shall be replaced with November 8, 2003.

         Agreed and accepted to this 28th day of March, 2003.

COMPANY:

YOUNG INNOVATIONS, INC.

By:  /s/ Arthur L. Herbst
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Its: COO, Executive VP and CFO
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SHAREHOLDER:

/s/ George E. Richmond
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George E. Richmond